REGISTRATION RIGHTS

     The following registration rights were granted to the holders of 487,500 shares (the "Shares") of our common stock and the shares underlying warrants to purchase 225,000 shares(the "Warrants"), issued by Trycera Financial, Inc. (the "Company") in a nonpublic offering conducted by the Company from September 20, 2005, through December 31, 2005, and 150,000 shares (the "Shares") of our common stock and the shares underlying warrants to purchase 50,000 shares (the "Warrants") issued by the Company in a nonpublic offering conducted by the Company from January 2, 2006, through March 31, 2006 (together the "Offerings"). Each investor in the Offerings is granted the following one-time "piggy-back" registration rights to register the resale of the Shares and to register the resale of the shares of Common Stock underlying the Warrants:

     (a) Whenever the Company shall propose to file a new registration statement (the "Registration Statement") under the Securities Act on a form which permits the inclusion of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the "Registerable Shares"), it will give written notice to each investor in this Offering at least fifteen (15) business days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file the Registration Statement and the intended method of distribution in connection therewith, and advising the holder of the Shares (the "Selling Shareholder") of his right to have any or all of the Registerable Shares then held by him included among the securities to be covered by the Registration Statement (the "Piggy-Back Rights").

     (b) Subject to Section (d) and Section (e) hereof, in the event that the Selling Shareholder has and shall elect to utilize the Piggy-Back Rights, the Company shall include in the Registration Statement the number of the Registerable Shares identified by the Selling Shareholder in a written request (the "Piggy-Back Request") given to the Company not later than ten
(10) business days prior to the proposed filing date of the Registration Statement. Except as otherwise provided herein, the Registerable Shares identified in the Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other shares of Common Stock included in the Registration Statement.

     (c) Notwithstanding anything in this Term Sheet to the contrary, the Selling Shareholder shall not have Piggy-Back Rights with respect to (i) a registration statement on Form S-4, Form S-8, or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto, (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company, (iii) a registration statement filed in connection with an offering by the Company of securities convertible into or exchangeable for Common Stock, and (iv) a registration statement filed in connection with a private placement of securities of the Company (whether for cash or in connection with an acquisition by the Company or one of its subsidiaries).

     (d) If the lead managing underwriter selected by the Company for an underwritten offering for which Piggy-Back Rights are requested determines that marketing or other factors require a limitation on the number of shares of Common Stock to be offered and sold in such offering, then (i) such underwriter shall provide written notice thereof to each of the Company and the Selling Shareholders, and (ii) there shall be included in the offering, first, all shares of Common Stock proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriter as aforesaid) and, second, only that number of Registerable Shares requested to be included in the Registration Statement by the Selling Shareholder that such lead managing underwriter reasonably and in good faith believes will not substantially interfere with (including, without limitation, adversely affect the pricing of) the offering of all the shares of Common Stock that the Company desires to sell for its own account.

     (e) Nothing contained in this Term Sheet shall create any liability on the part of the Company to the Selling Shareholder if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that the Selling Shareholder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

     (f) As a condition to providing Piggy-Back Rights, the Company will require each Selling Shareholder to furnish to the Company in writing such information regarding the proposed distribution by such Selling Shareholder as the Company may from time to time reasonably request and to comply with reasonable terms and conditions of the Registration Statement as established by the Company.

     (g) Except as set forth in documents of the Offerings, the Company shall bear all expenses of the Registration Statement. Each Selling Shareholder will be individually responsible for payment of his own legal fees (if the Selling Shareholder retains legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration of the Registerable Shares to be sold by the Selling Shareholder.

     (h) The Company will keep the Registration Statement effective at least until the earlier of: (i) such time as all of the Shares included in the Registration Statement have been disposed of pursuant to and in accordance with the Registration Statement; (ii) such time as all of the Registerable Shares included in the Registration Statement may be sold to the public without registration or restriction pursuant to Rule 144 of the Securities Act, or (iii) December 31, 2007.